Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-effective Amendment No. 1 to the Registration Statement (No. 333-228810) on Form S-4 of American National Bankshares Inc. of our report dated March 30, 2018, relating to our audit of the consolidated financial statements of HomeTown Bankshares Corporation and subsidiary, which appears in the Annual Report on Form 10-K of HomeTown Bankshares Corporation for the year ended December 31, 2017.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus and Proxy Statement.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia

February 6, 2019